Exhibit 7.01

JOINT FILING AGREEMENT

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 18, 2016

SURREY GLORY INVESTMENTS LIMITED

By:	/s/ CHANG Yung Sen
Name: CHANG Yung Sen
Its: Sole director

CHANG YUNG SEN

/s/ CHANG Yung Sen

SUPERNOVA INVESTMENT INC.

By:	/s/ CHEN, Hsuan-Wen
Name: CHEN, Hsuan-Wen (aka Niccolo CHEN)
Its: Sole director

CHEN, HSUAN-WEN (aka NICCOLO CHEN)

/s/ CHEN, Hsuan-Wen

TONGTONG INVESTMENT HOLDING CO., LTD.

By:	/s/ LEE, Yun-Chin
Name: LEE, Yun-Chin
Its: Sole director

LEE, YUN-CHIN

/s/ LEE, Yun-Chin

PERFECTECH INTERNATIONAL LTD

By:	/s/ Lewis Chi-Tak LO
Name: Lewis Chi-Tak LO
Its: Sole director

LEWIS CHI-TAK LO

/s/ Lewis Chi-Tak LO

ALLPREMIER INVESTMENT LTD

By:	/s/ MA Yingna
Name: MA Yingna
Its: Sole director

MA YINGNA

/s/ MA Yingna

OCTOVEST INTERNATIONAL HOLDING CO., LTD.

By:	/s/ PAN, I-Ming
Name: PAN, I-Ming (aka Robin PAN)
Its: Sole director

PAN, I-MING (aka Robin PAN)

/s/ PAN, I-Ming

VENTUS CORPORATION

By:	/s/ TANG Hsin
Name: TANG Hsin
Its: Sole director

TANG HSIN

/s/ TANG Hsin